THE
SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM (SERP) FOR OFFICERS
OF
AMERICAN AIRLINES, INC.

AND THE

SERP SUMMARY PLAN DESCRIPTION

AS AMENDED AND RESTATED

THE
SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM (SERP) FOR OFFICERS
OF
AMERICAN AIRLINES, INC.

AND THE

SERP SUMMARY PLAN DESCRIPTION

AS AMENDED AND RESTATED

TABLE OF CONTENTS

Page

ARTICLE I	NAME AND PURPOSE OF THE PLAN	[INSERT PAGE NUMBER]

ARTICLE II	DEFINITIONS AND CONSTRUCTION	[INSERT PAGE NUMBER]

ARTICLE IIIELIGIBILITY AND PARTICIPATION[INSERT PAGE NUMBER]

ARTICLE IV BENEFITS IN CONNECTION WITH THE BASE DEFINED BENEFIT PLAN[INSERT PAGE NUMBER]

ARTICLE V CONTRIBUTIONS AND EARNINGS CREDITS IN CONNECTION WITH THE $UPER $AVER PLUS PLAN[INSERT PAGE NUMBER]

ARTICLE VIPAYMENT OF BENEFITS[INSERT PAGE NUMBER]

ARTICLE VIIAMENDMENT AND TERMINATION[INSERT PAGE NUMBER]

ARTICLE VIIIGENERAL CONDITIONS[INSERT PAGE NUMBER]

ARTICLE IXFUNDING[INSERT PAGE NUMBER]

ARTICLE XTRUST[INSERT PAGE NUMBER]

ARTICLE XIERISA RIGHTS[INSERT PAGE NUMBER]

ARTICLE XIICLAIMS PROCEDURES[INSERT PAGE NUMBER]

ARTICLE XIIIFINALITY OF DECISIONS OR ACTS[INSERT PAGE NUMBER]

ARTICLE XIV GENERAL INFORMATION ABOUT YOUR PLAN[INSERT PAGE NUMBER]

ARTICLE I
NAME AND PURPOSE OF THE PLAN

Section 1.1            Name and Purpose of the Plan.

  This Supplemental Executive Retirement Program for Officers of American Airlines, Inc. (the “Plan”) provides supplemental retirement benefits to selected officers of American Airlines, Inc.  It is amended and restated to comply with section 409A of the Code.  Prior to January 1, 2001, the supplemental benefits provided under this Plan consisted only of supplemental retirement benefits in excess of the maximum pension benefits payable under a Participant's Base Defined Benefit Plan and a supplemental retirement benefit based on a Participant's Incentive Compensation and Performance Returns.  These continuing benefits are described in Article IV of the Plan.  Effective January 1, 2001, certain Participants, who participate in the $uper $aver Plus Plan, either because they elected to forego participation in a Base Defined Benefit Plan, or because they were not eligible to elect to participate in a Base Defined Benefit Plan, became eligible to receive benefits under Article V of the Plan.

Effective October 15, 2002, the Plan was amended and restated in the entirety to provide for irrevocable funding of certain benefits through the Trust Agreement under the Supplemental Executive Retirement Program for Officers of American Airlines, Inc.  This irrevocable trust funds certain benefits under Article IV of the Plan.  The Trust Agreement under Supplemental Executive Retirement Program for Officers of American Airlines, Inc. Participating in the $uper $aver Plus Plan was established and funded on September 15, 2005.  This irrevocable trust funds certain benefits under Article V of the Plan.  Since the most recent amendment of the Plan, section 409A of the Code has been enacted and requires further amendment of the Plan.  Accordingly, the Plan is hereby amended and restated in the entirety effective as of January 1, 2005, except as otherwise provided herein.

ARTICLE II
DEFINITIONS AND CONSTRUCTION

Section 2.1            Definitions.  Throughout this Plan, certain defined terms are used which are identified by initial capitalization.  Such terms are defined in this Section 2.1, unless the context in which such terms are used clearly provides otherwise.

(a) Act.  The Employee Retirement Income Security Act of 1974, as amended.

(b) Active Funding Participant.  A Participant who currently performs active duties of employment while a Participant pursuant to Section 3.1 who is vested in a Funded Accrued Benefit under this Plan.

(c) AMR.  AMR Corporation, and any successor thereto.

(d) Annual Defined Benefit Retirement Benefit.  The amount determined by subtracting the Base Defined Benefit Plan Benefit from the greatest of (i) the Base Plan Social Security Offset Benefit, (ii) the Final Average Earnings Benefit, or (iii) the Basic Benefit.  If the Base Defined Benefit Plan of a Participant is the American Airlines, Inc. Pilot Retirement Benefit Program, the Annual Defined Benefit Retirement Benefit shall be the amount determined by subtracting the Base Defined Benefit Plan Benefit from the amount that would have been payable under the Base Defined Benefit Plan in the absence of the Base Defined Benefit Plan limits on compensation and benefits under the Code, plus the Supplemental Incentive Compensation Retirement Benefit and the Supplemental Performance Return Retirement Benefit (and for such purposes variable benefits shall be disregarded).  In determining the Annual Defined Benefit Retirement Benefit under this Plan, any additional pension service or age credit which the Company and/or the Plan is required to provide pursuant to a separate contractual agreement or a employment representation shall be added to Credited Service or age in the determination of the Annual Defined Benefit Retirement Benefit under this Plan, but not added as service or age to be credited under the applicable Base Defined Benefit Plan.

(e) Average Incentive Compensation.  An amount calculated as follows:

(1) The sum of a Participant's four highest annual Incentive Compensation awards (or the sum of all such awards if the Participant has fewer than four such awards) paid to a Participant during the time period beginning on or after January 1, 1985, and ending on the first to occur of:

(A) the Participant's actual retirement under the Base Defined Benefit Plan, or under $uper $aver if the Participant is not participating in a Base Defined Benefit Plan,

(B) the date of the Participant's death, or

(C)	the date of the Participant’s retirement.

If a Participant is credited with less than a full year of Credited Service as a Participant in any year in which Incentive Compensation is paid, that portion of the Participant's Incentive Compensation that is taken into account will be prorated based on the Credited Service earned by the Participant for such year.

(2) Divide the sum determined in (1) above, by four (or by the number of such awards if the Participant has fewer than four such awards).

(f) Average Performance Return.  An amount calculated as follows:

(1) The sum of a Participant's four highest annual Performance Return awards (or the sum of all such awards if the Participant has fewer than four such awards) paid to the Participant during the Participant's career, and ending on the first to occur of:

(A) the Participant's actual retirement under the Base Defined Benefit Plan, or under $uper $aver if the Participant is not participating in a Base Defined Benefit Plan,

(B) the date of the Participant's death, or

(C)	the date of the Participant’s retirement.

(2) Divide the sum determined in (1) above, by four (or by the number of such awards if the Participant has fewer than four such awards).

(g) Base Defined Benefit Plan.  The defined benefit retirement benefit plan (or plans) of the Company which qualifies under section 401 of the Code and under which certain Participants covered under this Plan are eligible to receive benefits.

(h) Base Defined Benefit Plan Benefit.  The annual benefit a Participant or Beneficiary is entitled to receive from the Base Defined Benefit Plan upon retirement, disability, death or termination of employment, subject to the Base Defined Benefit Plan provisions which limit such benefit to the maximum amount permitted by the Code.

(i) Base Plan Social Security Offset Benefit.  The annual amount of a Participant's or Beneficiary's benefit under any “Social Security Offset Benefit,” as defined in the Base Defined Benefit Plan, computed without regard to the Base Defined Benefit Plan limits on compensation and benefits under the Code, plus the Supplemental Incentive Compensation and Performance Return Retirement Benefit.

(j) Basic Benefit.  The annual amount of a Participant's or Beneficiary's benefit under any “Basic Benefit,” as defined in the Base Defined Benefit Plan, computed without regard to the Base Defined Benefit Plan limits on compensation and benefits under the Code, plus the Supplemental Incentive Compensation and Performance Return Retirement Benefit.

(k) Beneficiary.  A person designated by a Participant who, as permitted under the terms of the Plan, is or may be entitled to a benefit under the Plan in the event of the death of the Participant.  If no Beneficiary is designated, or if the designated Beneficiary is not then living, benefits will be paid pursuant to Section 6.4.

(l) Board of Directors.  The Board of Directors of AMR.

(m) Change in Control.  A "Change in Control" as defined in Section 11 of the AMR Corporation 1998 Long Term Incentive Plan, as amended.  The determination of the occurrence of a Change in Control shall be made by the Committee, consistent with the definition of such term as contained in Treasury Regulation 1.409A-3(i)(5) or successor guidance thereto and such provisions of the AMR Corporation 1998 Long Term Incentive Plan, as amended.

(n) Code.  The Internal Revenue Code of 1986, as amended.

(o) Committee.  The administrative committee appointed by the Board of Directors to manage and administer this Plan.

(p) Company.  Any subsidiary of American Airlines, Inc. or any subsidiary of AMR, which is designated for inclusion as a participating employer in the Plan, as determined by the Board of Directors.

(q) Credited Service.   The term “Credited Service” under this Plan has the same meaning for purposes of this Plan as it has in the applicable Base Defined Benefit Plan, except as provided in Section 2.1(d) with respect to additional age or service credit.

(r) Disabled (or Disability).  "Disability” shall have the meaning defined in section 409A(2)(C) of the Code.  Determination of Disability shall be made by the Committee consistently with Treasury Regulation 1.409A-3(i)(4)(i) or successor guidance thereto.

(s) Final Average Earnings Benefit.  The annual amount of a Participant's or Beneficiary's benefit under any “Final Average Earnings Benefit,” as defined in the Base Defined Benefit Plan, computed without regard to the Base Defined Benefit Plan limits on compensation and benefits under the Code, plus the Supplemental Incentive Compensation and Performance Return Retirement Benefit.

(t) Funded Accrued Benefit.  The portion of the present value of the vested benefit under Article IV or Article V represented by a credit to a bookkeeping account of a Participant as a Funded Accrued Benefit in a Trust.

(u) Funding Account.  A bookkeeping entry maintained under the name of each Active Funding Participant to reflect the amount of Funded Accrued Benefit on account of such Active Funding Participant.

(v) Incentive Compensation.  Compensation paid to a Participant on or after January 1, 1985, in accordance with one of the annual incentive compensation plans adopted by the Board of Directors or the Board of Directors of American Airlines, Inc.  For purposes of this definition, long-term, multi-year incentive compensation plans shall not be considered to be incentive compensation plans.

(w) Non-Active Funding Participant.  A Participant who is not yet vested in a benefit under this Plan, or who is on a Management Leave of Absence under the AMR Management Leave Policy or who is retired or otherwise separated from employment, for whom no Funding Account is maintained.

(x) Non-Funded Accrued Benefit.  The portion of the benefit under Article IV and/or Article V not represented by amounts credited to the Funding Account of a Participant as a Funded Accrued Benefit.

(y) Participant.  An elected officer of American Airlines, Inc., who is a participant in a Base Defined Benefit Plan or the $uper $aver Plus Plan, shall be a Participant.  An individual who is an appointed officer of American Airlines, Inc. or a designated officer of another Company may be a Participant only if (i) he or she is a participant in a Base Defined Benefit Plan or the $uper $aver Plus Plan and (ii) is designated as a Participant by the Board of Directors or under a writing signed by the Chairman of AMR.

(z) Performance Return.  Compensation paid to a Participant pursuant to a specified portion of career equity shares granted to the Participant, as determined by the Board of Directors.

(aa) Plan.  The Supplemental Executive Retirement Program of American Airlines, Inc., as amended.  The Plan may also be referred to herein as the “SERP”.  This Plan features a supplement to defined benefit plan benefits as described in Article IV and a supplement to $uper $aver Plus Plan benefits, as described in Article V.

(bb) Specified Employee.  A “key employee”, as defined in section 416(i) of the Code on each December 31.  If the key employee is a key employee on December 31 of a calendar year, the key employee shall be deemed to be a Specified Employee for the twelve (12) month period beginning on the first day of the fourth month following such December 31.

(cc) $uper $aver.  $uper $aver, a 401(k) Capital Accumulation Plan for Employees of Participating AMR Corporation Subsidiaries, which qualifies under sections 401(a) and 401(k) of the Code, and under which certain Participants are eligible to receive benefits.

(dd) $uper $aver Plus Plan.  $uper $aver Plus, a Supplement to $uper $aver, which describes a program of benefits provided by employer contributions, in addition to those benefits available under the regular provisions of $uper $aver.

(ee) $uper $aver Plus Plan Account.  A bookkeeping entry maintained under the name of each Participant to record the deemed contributions and earnings credited under the name of the Participant pursuant to Article V.

(ff) $uper $aver Plus Plan Excess Contribution.  A contribution credited to the Participant's $uper $aver Plus Plan Account that is equal to the total employer contributions (exclusive of cash or deferred contributions under sections 401(k) and 402(g) of the Code) that would have been credited under the Participant’s accounts in the $uper $aver Plus Plan, commencing in 2006, based upon the Participant's elections under the $uper $aver Plus Plan in effect as of December 31 of the year preceding the calendar year for which the $uper $aver Plus Plan Excess Contribution is credited, but for the provisions of sections 401(a)(17), 415 and 402(g) of the Code (or any Code sections replacing such sections with comparable limitations).  For 2005, this election must have been in effect as of March 15, 2005.  Additionally, the credited $uper $aver Plus Plan Excess Contribution shall include the amount that would have been credited to the Participant's account under the $uper $aver Plus Plan based on the Participant's contribution rate election in effect as of December 31 of the calendar year preceding the calendar year for which the $uper $aver Plus Plan Excess Contribution is credited under $uper $aver if Incentive Compensation had constituted compensation subject to deferral under $uper $aver and the $uper $aver Plus Plan; provided that for 2005, this election must have been in effect as of March 15, 2005.

(gg) Supplemental Incentive Compensation Retirement Benefit.  The amount determined by multiplying the Average Incentive Compensation by two percent for each year of Credited Service.

(hh) Supplemental Incentive Compensation and Performance Return Retirement Benefit.  The difference between the benefits calculated under any “Social Security Offset Benefit” formula as defined in the Base Defined Benefit Plan, including and excluding Average Incentive Compensation and Average Performance Return, in each case computed without regard to the Base Defined Benefit Plan limits on compensation and benefits under the Code.

(ii) Supplemental Performance Return Retirement Benefit.  The amount determined by multiplying the Average Performance Return by two percent for each year of Credited Service.

(jj) Trust (or Trusts).  The Trust Agreement Under Supplemental Executive Retirement Program for Officers of American Airlines, Inc. entered into between American Airlines, Inc. and Wachovia Bank National Association, which funds certain vested benefits provided pursuant to Article IV, and/or the Trust Agreement under Supplemental Executive Retirement Program for Officers of American Airlines, Inc. Participating in the $uper $aver Plus Plan, which funds certain vested benefits provided pursuant to Article V.

(kk) Trustee.  Wachovia Bank, National Association, or any successor thereto.

Section 2.2 Construction.  With respect to Active Funding Participants, this Plan is an “employee pension benefit plan” (as defined in section 3(2) of the Act) that is an “individual account plan” and a “defined contribution plan” (as defined in section 3(34) of the Act), and as to all other Participants, the Plan is a plan described in sections 201(2), 301(a)(3) and 401(a)(1) of the Act.  The Plan is exempt from Part 3 of Subtitle B of Title I of the Act pursuant to section 301(a)(8) of the Act.  Funded Accrued Benefits are intended not to be subject to section 409A of the Code, nor to constitute “deferred compensation” as defined in Treasury Regulation 1.409A-1(b) or successor guidance thereto.  With respect to Non-Funded Accrued Benefits, this non-qualified plan shall be, and is intended to be, a plan that is unfunded and maintained by the Company to provide deferred compensation to a select group of management or highly-compensated employees, pursuant to sections 201(2), 301(a)(3), and 401(a)(1) of the Act.  Non-Funded Accrued Benefits are intended to be subject to the requirements of section 409A of the Code.  The Committee shall have the exclusive discretionary authority to interpret and construe the terms of the Plan and the exclusive discretionary authority to determine eligibility for, and the amount of, all benefits hereunder.  Any such determinations or interpretations of the Plan adopted by the Committee shall be final and conclusive and shall bind all parties, subject to Article XII.  This Plan shall be construed consistently with the foregoing.  This Plan shall be construed insofar as practicable so as to be consistent with the requirements of section 409A of the Code and applicable guidance issued thereunder, to preclude plan failures under section 409A(a)(1)(A) of the Code.  All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and the State of Texas.  If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid, the remaining provisions of this Plan shall continue to be fully effective.  Words in the singular shall include the plural, and vice versa, where the context permits.  Headings and subheadings in the text of this Plan are for reference only and shall not be considered in the construction of this Plan.  This document serves as the Plan document and also as the Summary Plan Description, as required by the Act.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

Section 3.1 Participation Designation.  Elected officers of American Airlines, Inc. who are participants in a Base Defined Benefit Plan or the $uper $aver Plus Plan are Participants in the Plan.  An appointed officer of American Airlines, Inc. or an officer of another Company may be a Participant only if he or she is a participant in a Base Defined Benefit Plan or the $uper $aver Plus Plan and is designated as a Participant by the Board of Directors or under a writing signed by the Chairman of AMR.

Section 3.2            Accrual Under Base Plan.  Any Participant in this Plan who was a Participant prior to January 1, 2001, and who ceased to continue to accrue service for benefits under the Base Defined Benefit Plan as of such date pursuant to an election to participate in the $uper $aver Plus Plan shall remain eligible for the benefits accrued under Article IV of the Plan for service prior to such date.  No further accruals of service for benefits under Article IV of the Plan shall occur, however, after the effective date of the Participant's election to forego participation in the Base Defined Benefit Plan.  Such Participants who forego participation in the Base Defined Benefit Plan shall be eligible to receive benefits determined under Article IV with respect to service for periods prior to January 1, 2001, and/or under Article V of the Plan, for periods commencing on and after January 1, 2001.

Section 3.3            Base Defined Benefit Plan Participants.  Participants who continue to accrue service for benefits in the Base Defined Benefit Plan after January 1, 2001, or who commence participation thereafter and who do not accrue benefits under Article V of the Plan, shall continue to accrue benefits as provided herein only under Article IV of the Plan.

Section 3.4 Change of Participant Status.  A Participant who is elected or appointed as an officer and later becomes a non-officer will have any SERP benefit pursuant to Article V as an officer frozen (subject to adjustment pursuant to Section 5.2 in the case of benefits under Article V) as of the last date the Participant serves as an officer, but such $uper $aver Plus Plan Account shall remain payable under this Plan.  A Participant who is elected or appointed as an officer and later becomes a non-officer will have any SERP benefit pursuant to Article IV as an officer frozen as of the last date the Participant serves as an officer, but such benefit shall remain payable under this Plan.

ARTICLE IV
BENEFITS IN CONNECTION WITH THE BASE DEFINED BENEFIT PLAN

Section 4.1            Base Defined Benefit Retirement Benefit.  The Plan will pay an Annual Defined Benefit Retirement Benefit to a Participant who earned benefits under this Plan while participating in the Base Defined Benefit Plan.  The portion of any such Annual Defined Benefit Retirement Benefit that was funded by a credit to the Funding Account for an Active Funding Participant shall be paid from, and credited against, the Participant's Funding Account and paid through the Trust.

Section 4.2 No Benefit Payable.  Except as provided in this Plan, if no benefit is payable under the Base Defined Benefit Plan, then no benefit will be payable under Article IV of the Plan.

ARTICLE V
CONTRIBUTIONS AND EARNINGS CREDITS
IN CONNECTION WITH THE $UPER $AVER PLUS PLAN

Section 5.1            $uper $aver Plus Plan Benefit.  If a Participant in this Plan is participating in the $uper $aver Plus Plan, the Committee shall credit annually to the Participant’s $uper $aver Plus Plan Account a $uper $aver Plus Plan Excess Contribution.

Section 5.2            Additional Credits.  In addition to the $uper $aver Plus Plan Excess Contribution provided for under this Article V pursuant to Section 5.1, the Committee shall periodically, at such times during a calendar year as shall be determined in its sole discretion, credit or debit, as the case may be, to a Participant’s $uper $aver Plus Plan Account, the earnings or losses that would have accrued to such $uper $aver Plus Plan Account if such $uper $aver Plus Plan Account were invested in the investment funds elected by the Participant during the relevant computation period, based on the investment elections available under the $uper $aver Plus Plan.

Section 5.3 No Benefit Payable.  Except as provided in this Plan, if no benefit is payable under the $uper $aver Plus Plan, then no benefit will be payable under Article V of the Plan.  In making such determination, benefits attributable to contributions under $uper $aver, other than under the $uper $aver Plus Plan, shall be disregarded, except as provided in Section 6.3.  The amount of any Funded Accrued Benefit contribution under this Article V shall be paid to the Trust, and credited to the Participant's Funding Account.  Amounts paid to a Participant on account of this Article V from amounts credited to a Funding Account shall be paid from, and credited against, the Participant's $uper $aver Plus Plan Account and paid through a Trust.

ARTICLE VI
PAYMENT OF BENEFITS

Section 6.1            General Rule.  Benefits being paid under the Plan that commenced prior to January 1, 2005, shall, if continuing to be paid on an annuity basis as of October 3, 2004, continue to be paid in accordance with the terms of the Plan in effect prior to January 1, 2005.  All benefits payable on and after January 1, 2005, shall be distributed in the form of a single lump-sum distribution.  This change in form of payment is made pursuant to section 3.02 of Internal Revenue Service Notice 2006-79, Internal Revenue Service Notice 2007-86, Q&A 19(c) of Internal Revenue Service Notice 2005-1, and section XIB of the Preamble to the Treasury Regulations under section 409A of the Code.  In determining the amount of the lump sum distribution, the provisions of the Base Defined Benefit Plan and the $uper $aver Plus Plan consistent with this Plan will apply, including, but not limited to, social security offset provisions and early retirement reductions.  In calculating the lump sum payment of amounts payable under Article IV, the interest rate used shall be the applicable interest rate promulgated by the Internal Revenue Service under section 417(e)(3) of the Code for the third month preceding the date on which payment is to be made, provided that the application of such rate shall, commencing January 1, 2008, be phased in using the same methodology as employed under the Retirement Benefit Plan of American Airlines, Inc. for Agent, Management, Specialist, Support Personnel and Officers.  Prior to 2008, the mortality rate shall be the 1983 GAM male table for male Participants, and the 1983 GAM female table for female Participants.  After 2007, the mortality table shall be determined under section 430(h)(3) of the Code.

Section 6.2 Time of Payment.  Payment of benefits payable under Article IV shall not be paid prior to the date on which the Participant is entitled to commence early retirement benefits under the applicable Base Retirement Plan (as in effect on January 1, 2005, and assuming that the Participant remained in the employment of the Company until such date of early retirement eligibility).  Subject to such limitations, the lump sum payment of benefits under Article IV shall be payable to the Participant not later than sixty (60) days after the earlier of the date on which the Participant:

(a) becomes Disabled, or

(b) terminates from employment with AMR and the Company in a manner constituting a “separation from service” as defined under Treasury Regulation 1.409A-1(h) or successor guidance thereto.

Payment of benefits under Article V, consisting of a lump sum payment of all amounts credited to the $uper $aver Plus Plan Account, shall be made not later than sixty (60) days after the earliest date on which the Participant:

(a)           becomes Disabled, or

(b)           terminates from employment with AMR and the Company in a manner constituting a “separation from service” as defined under Treasury Regulation 1.409A-1(h) or successor guidance thereto.

This change in time of payment is made pursuant to section 3.02 of Internal Revenue Service Notice 2006-79, Internal Revenue Service Notice 2007-86, Q&A 19(c) of Internal Revenue Service Notice 2005-1, and Section XIB of the Preamble to the Treasury Regulations under section 409A of the Code.  Notwithstanding the foregoing, no distribution of Non-Funded Accrued Benefits under this Section 6.2 to a Participant who is a Specified Employee shall be made until the earlier of (a) thirty (30) days after the date of death of the Participant or (b) six (6) months after the date of termination of employment of the Participant, unless the payment is made due to Disability or pursuant to Section 6.4 (subject also the early retirement date limitation provided above).  Neither the Company, the Committee nor the Participant shall have any right or power to accelerate benefit distribution under this Plan, subject to Sections 6.3, 7.1 and Section 10.1.

Section 6.3 Payment Upon a Change in Control.  Upon a Change in Control with respect to AMR or American Airlines, Inc., a Participant will receive a lump sum, one-time payment equal to the present value as of the date of the Change in Control of the Annual Defined Benefit Retirement Benefit to be paid pursuant to Article IV, or the entire amount credited to the Participant’s $uper $aver Plus Plan Account pursuant to Article V, as applicable.  The Change in Control payment shall be computed by assuming that payments under the Base Defined Benefit Plan would commence at the earliest possible retirement age for the Participant, and assuming that the Participant separated from employment as of the Change in Control.  With respect to benefits under Article V, the Change in Control payment shall equal the entire $uper $aver Plus Plan Account balance under Article V as of the payment date.  In the event a Participant is not vested in benefits under the Base Defined Benefit Plan or under the $uper $aver Plus Plan, the Participant shall nevertheless be deemed to have satisfied the vesting requirements of the Base Defined Benefit Plan (and of the $uper $aver Plus Plan) for purposes of computing the amount of the Change in Control payment.  The benefit under this Section 6.3 shall be paid in the calendar year of the Change in Control or within sixty (60) days thereafter.

Section 6.4 Death Benefits.  In the event of the death of a Participant for whom a benefit under this Plan is accrued under Article IV and after the Participant is entitled to early retirement benefits under a Base Defined Benefit Plan, if a surviving spouse benefit is payable under the Base Defined Benefit Plan, the Participant’s surviving spouse will be entitled to a lump sum equivalent of the spousal benefit that is calculated through the same methodology as used in determination of the Annual Defined Benefit Retirement Benefit, substituting the spousal benefit for the Base Defined Benefit Plan Benefit.  In the event of the death of a Participant entitled to a benefit under Article V, the Participant’s Beneficiary shall be entitled to receive a lump sum payment of the benefit to which the Participant would have been entitled had the Participant terminated from employment as of the date of death.  A Participant who is accruing or has accrued benefits under Article V may designate a Beneficiary or Beneficiaries to receive benefits payable in the event of the Participant’s death, if any.  Any such designation shall be made in the manner required by the Committee or its delegate, including a requirement for spousal consent, if applicable.  If, for any reason, there is no surviving designated Beneficiary for such benefits, benefits will be paid to the Participant’s spouse, if then living; if the Participant’s spouse is not then living, benefits will be paid in equal shares to each then living child of the Participant; if no such child is then living, the benefits will be payable to the estate of the Participant.  Such amounts will be paid in a lump sum within sixty (60) days following the date of the Participant’s death.

Section 6.5 Deductions for Benefits.  In the event the Participant has any outstanding debt with the Company, such as for payment of taxes, the Company or the Committee may withhold or deduct from any payments to be made to the Participant or Beneficiary under this Plan an amount(s) equal to such outstanding debt.

Section 6.6 Payment of Funded Benefits.  Amounts payable to an Active Funding Participant will first be paid from the Trust through amounts credited to such Participant's Funding Account under a Trust.  Any remaining amounts payable, and all amounts payable to Non-Active Funding Participants, shall be paid as they become payable from the Company's general assets or through a trust established pursuant to Section 10.2.

ARTICLE VII
AMENDMENT AND TERMINATION

Section 7.1            Amendment and Termination.  The Board of Directors, or such person or persons, including the Committee, as may be authorized in writing by the Board of Directors, may amend or terminate the Plan at any time.  Any termination of the Plan which permits acceleration of payment shall be made only in accordance with Treasury Regulation 1.409A-3(j)(4)(ix) or successor guidance thereto.

Section 7.2            Limitation on Amendment or Termination.  No amendment or termination pursuant to Section 7.1 shall adversely affect a benefit payable under this Plan with respect to a Participant's employment by the Company prior to the date of such amendment or termination unless such benefit is or becomes payable under a successor plan or practice adopted by the Board of Directors or its designee.

Section 7.3            Effect of Change in Control.  Notwithstanding Sections 7.1 and 7.2 of the Plan, no changes or amendments (including pertaining to termination) of the Plan will be permitted after a Change in Control.

ARTICLE VIII
GENERAL CONDITIONS

Section 8.1            No Assignment.  The right to receive benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or subjected to any charge or legal process, and if any attempt is made to do so or a person eligible for any benefit becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Committee and the Committee may in its sole discretion cause the same to be held or applied for the benefit of one or more of the dependents of such person, subject to Section 8.2 of the Plan or in the event of the Participant’s death, if a death benefit is then payable under the Plan.

Section 8.2            Exception for Domestic Relations Orders.  Notwithstanding the provisions in Section 8.1, upon receipt by the Plan of a “domestic relations order” (as defined in section 206(d)(3)(B)(ii) of the Act) purporting to be a “qualified domestic relations order” (as defined in section 206(d)(3)(B)(i) of the Act), the Committee shall review such order using the domestic relations order review procedures in effect under the Base Defined Benefit Plan or $uper $aver, as applicable to benefits under Article IV or Article V, respectively.  Upon the determination that a domestic relations order meets the Plan's requirements to be a qualified domestic relations order, the “alternate payee” (as defined in section 206(d)(3)(K) of the Act) shall be eligible to receive benefits payable under the terms of the qualified domestic relations order.  Notwithstanding the foregoing, however, an alternate payee under a domestic relations order shall only be eligible to receive benefits from the Plan when the Participant commences receipt of benefits under Section 6.2.

Section 8.3            Force Majeure Events.  In the event of any act of God, war, natural disaster, aircraft grounding, revocation of operating certificate, terrorism, strike, lockout, labor dispute, work stoppage, fire, epidemic or quarantine restriction, act of government, critical materials shortage or any other act, whether similar or dissimilar, beyond the control of the Company (each, a “Force Majeure Event”), which Force Majeure Event affects the Company or its subsidiaries or its affiliates, the Board of Directors, at its sole discretion, may suspend, delay, defer or substitute (for such period of time as the Board of Directors may deem necessary) any payments due currently or in the future under the Plan, including, but not limited to, any payments that have accrued to the benefit of a Participant but have not yet been paid, but only to the extent permitted under Treasury Regulation 1.409A-3(d), or successor guidance thereto.

Section 8.4 Plan Administration.  American Airlines, Inc., is the sponsor of the Plan and the Committee or its delegate shall be the plan administrator, and shall have authority to manage the operation and administration of the Plan.  The Committee may designate one or more individuals to carry out any of its administrative responsibilities in connection with the Plan.  The Company may employ one or more persons to render advice to any director, officer or employee of the Company with respect to such individual's responsibilities under the Plan.  The Committee may act by majority vote of its members at a meeting or by a signed writing.  The Committee may engage agents to assist it and may engage legal counsel who may be legal counsel for the Company.  All reasonable expenses incurred by the Committee shall be paid by the Company.  In administering the Plan, the Committee may conclusively rely upon the Company's payroll and personnel records and employee benefit plan records maintained in the ordinary course of business.  The Company may remove any member of a Committee at any time, and a member may resign by written notice to the Company.  The Committee may appoint successors to vacant positions, or such position may be filled by the Company.

ARTICLE IX
FUNDING

Section 9.1            Funding.  The Company will pay the entire cost of the Plan, through the Trusts directly or under Section 10.2, or by direct payment, as applicable.  Any funding of a Trust for a vested benefit accruing for a calendar year after December 31, 2004, as a Funded Accrued Benefit, shall be made only within the calendar year of accrual or by March 15 thereafter and shall not exceed the amount of such vested accrual.  In the event of such funding, the amount accrued and so funded shall be a Funded Accrued Benefit and shall not constitute deferred compensation subject to section 409A of the Code.  Any accrued benefit not funded through a Funding Account shall be a Non-Funded Account Benefit under this Plan.  No contribution shall be made to a Trust during a “restricted period” as defined in section 409A(b)(3)(B) of the Code, to the extent such contribution would cause amounts to be taxable under section 409A of the Code.

ARTICLE X
TRUST

Section 10.1 Trust Documents.  The Company established an irrevocable trust effective October  14, 2002, pursuant to the Trust Agreement Under Supplemental Executive Retirement Program for Officers of American Airlines, Inc., to fund the anticipated after-tax distributions of Funded Accrued Benefits under Article IV of the Plan, as determined by the Committee, as of October 14, 2002, and as determined from time to time thereafter, and an irrevocable trust effective September 15, 2005, pursuant to the Trust Agreement under Supplemental Executive Retirement Program for Officers of American Airlines, Inc. Participating in the $uper $aver Plus Plan, to fund the anticipated after-tax distributions of Funded Benefits under Article V of the Plan, as determined by the Committee.  Wachovia Bank, National Association serves as the Trustee of the Trusts and holds the Trust assets for the purpose of accumulating funds to pay Funded Accrued Benefits under the Plan as they become due and payable.  The Trusts are so-called “secular trusts” for Federal income tax purposes.  The assets of each Trust are not subject to the claims of creditors of the Company or any of its corporate affiliates.  Moreover, the contributions to the Trusts and the Trusts’ earnings will generally be taxable income to the Participants, although subsequent distributions from the already taxed amounts will be made to Participants free of Federal income tax.

Section 10.2 Trust for Non-Funded Accrued Benefits.  To assist in the payment of Non-Funded Accrued Benefits following a Change in Control, the Board of Directors or the Company's General Counsel or the Company's Corporate Secretary may establish a trust, or utilize a separate trust heretofore established, to fund Non-Funded Accrued Benefits under the Plan.

Section 10.3 Requirements for the Separate Trust for Non-Funded Accrued Benefits.  The trust which may be established or otherwise utilized pursuant to Section 10.2 will be maintained:

(a)           with a nationally recognized banking institution with experience in serving as a trustee for such matters,

(b)           with the entirety of its assets held in the United States,

(c)           pursuant to such documentation as recommended by outside counsel to the Company, and

(d)           funded so as to enable the trust to pay some or all of the Non-Funded Accrued Benefits contemplated under the Plan, as may be determined by the Company's independent compensation consultant, selected by the Company, in its sole and absolute discretion.  Such trust shall be established in a manner not resulting in taxable income pursuant to section 409A(b) of the Code.

Section 10.4                                Additional Actions.  In addition, the Board of Directors, the Company's General Counsel or the Company's Corporate Secretary may take any additional actions deemed reasonably necessary to accomplish the stated purpose of Section 10.2.

ARTICLE XI
ERISA RIGHTS

Section 11.1 Statement of ERISA Rights in Summary Plan Description.  As a Participant in any Funded Accrued Benefits under the Plan, you are entitled to certain rights and protections under ERISA.  ERISA provides that all Plan participants shall be entitled to:

•
Examine, without charge, at the plan administrator’s office, all Plan documents, including copies of all documents filed with the U.S. Department of Labor, such as Summary Annual Reports (SARs) and a copy of the latest Form 5500 annual report filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

•
Obtain copies of all Plan documents and other Plan information including copies of the latest Form 5500 annual report and this Plan upon written request to the plan administrator. The plan administrator may charge a reasonable amount for the copies.

•	Receive a summary of the Plan’s annual financial report (SAR). The plan administrator is required by law to furnish each participant with a SAR.
•
Obtain a statement telling you whether you have a right to receive a pension at normal retirement age under the Plan and, if so, what the benefit amount would be at normal retirement age if you were to stop working now. This statement must be requested in writing and is not required to be given more often than once a year. This statement must be provided free of charge.

In addition to creating rights for Plan participants, ERISA imposes duties upon the people responsible for the Plan’s operation. The people who supervise the Plan’s operation, called “Fiduciaries,” have a duty to do their jobs prudently and solely in the interest of you and other Plan participants and beneficiaries.  Fiduciaries who violate ERISA may be removed and required to make good any losses they have caused the Plan.  No one, including your employer or any other person may fine you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

The plan administrator has the sole discretionary authority to interpret the terms of the Plan and to determine eligibility for and entitlement to Plan benefits in accordance with the terms of the Plan. Any interpretation or determination made pursuant to such discretionary authority shall be given full force and effect under the Plan.

If a claim for a benefit is denied or ignored in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the plan administrator review and reconsider the claim.  No one, including an employer or any other person, may fire you or discriminate against you in any way to prevent you from obtaining a benefit from the Plan or exercising your rights under ERISA.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the plan administrator and do not receive them within thirty (30) days, you may sue in federal court. The court may require the plan administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the plan administrator’s control. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court.  In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order, you may file suit in federal court.

If the Plan’s Fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay those costs and fees. If you lose (i.e., if the court finds your claim frivolous), the court may order you to pay these costs and fees.

If you have any questions about the Plan, contact the plan administrator.  If there are any questions about this section or about your rights under ERISA, you should contact the nearest office of the Employee Benefits Security Administration of the U.S. Department of Labor listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W. Washington, D.C 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

ARTICLE XII
CLAIMS PROCEDURES

Section 12.1 Claims.  A claim for retirement benefits under the Plan must be submitted to the plan administrator at the time and in the manner prescribed by the plan administrator.

If the plan administrator determines that you are not entitled to receive all or part of the benefits you claim, a notice will be provided to you within a reasonable period of time, but no later than 90 days from the day your claim was received by the plan administrator.  This notice (which will be provided to you in writing by mail or hand delivery or through email) will describe:

•	The plan administrator’s determination,

•	The basis for the determination (along with appropriate references to pertinent Plan provisions on which the denial is based),

•	A description of any additional material or information necessary to perfect the claim and an explanation of why such material is necessary, and

•
The procedure you must follow to obtain a review of the determination, including a description of the appeals procedure and your right to bring a cause of action for benefits under section 502(a) of ERISA. This notice will also, if appropriate, explain how you may properly complete your claim and why the submission of additional information may be necessary.

In certain instances, the plan administrator may not be able to make a determination within ninety (90) days from the day your claim for benefits was submitted. In such situations, the plan administrator, in its sole and absolute discretion, may extend the ninety (90) day period for up to one hundred eighty (180) days, as long as the plan administrator provides you with a written notice within the initial ninety (90) day period that explains:

•	The reason for the extension, and

•	The date on which a decision is expected.

Section 12.2 Claim Appeals.  If your claim for benefits is denied, either in whole or in part, you may appeal the plan administrator’s denial by requesting a review of your claim by the Committee (or its delegate).  Your written request for an appeal must be received by the plan administrator within sixty (60) days of the date you received your notice that the plan administrator denied your claim.

As part of your appeal, you may submit written comments, documents, records and other information relating to your claim for benefits. You may also request reasonable access to, and copies of, all documents, records, and other information relevant to your claim. You will not be charged for this information. The Committee’s (or its delegate’s) review of the plan administrator’s adverse determination will take into account all comments, documents, records and other information you submitted, without regard to whether such information was submitted and considered in the plan administrator’s initial determination of your claim.

If, after reviewing your appeal and any further information that you have submitted, the Committee (or its delegate) denies your claim, either in whole or in part, a notice (which will be provided to you in writing by mail or hand delivery, or through email) will be provided to you within a reasonable period of time, but not later than sixty (60) days from the day your request for a review was received by the plan administrator. In the event that an extension of time for processing is required, you will be provided a written notice of the extension not later than sixty (60) days from the day your request for a review was received by the plan administrator.  In such situations, the Committee (or its delegate), in its sole and absolute discretion, may extend the sixty (60) day period for up to one hundred twenty (120) days, as long as the Committee (or its delegate) provides you with a written notice within the initial sixty (60) day period that explains:

•	The reason for the extension, and

•	The date on which a decision is expected.

•	The notice describing the Committee’s (or its delegate’s) decision will describe:

•	The specific reason or reasons for its decision, including any adverse determinations;

•	References to the specific Plan, Base Defined Benefit Plan or $uper $aver Plus Plan provisions on which the Committee (or its delegate) based its determination;

•	Your right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to your claim;

•	A description of any voluntary appeals procedures, if any, and your right to obtain information about such procedures, and

•	Your right to bring a cause of action for benefits under section 502(a) of ERISA.

ARTICLE XIII
FINALITY OF DECISIONS OR ACTS

Section 13.1 Determination is Final.  The Committee has the express authority to elect the actuarial assumptions to be used in funding any benefits payable under the Plan and, except as specified hereunder in Section 7.3 and in Article XII, to interpret any provision of this Plan and to determine, at its sole discretion, the meaning and application of any such provision as to each Participant or Beneficiary under the Plan in accordance with the facts and circumstances of each particular claim.  Except for the right of a Participant or Beneficiary to appeal the denial of a claim, any decision or action of the Committee, within its scope of authority, shall be final and binding on all persons claiming a right to benefits under the Plan.  No benefit shall be payable that the Committee does not deem is payable under the terms of the Plan.

ARTICLE XIV
GENERAL INFORMATION ABOUT YOUR PLAN

Plan Name:	The Supplemental Executive Retirement Program (SERP) for Officers of American Airlines, Inc.

Plan Sponsor:                                                      American Airlines, Inc.
P O Box 619616
MD 5146
DFW International Airport, Texas 75261-9616

Employer ID No.:                                                      13-1502798

Plan Number:                                                      888

Type of Plan:                                                      As described in Section 2.2

Plan Administrator:                                                      Administrative Committee
American Airlines, Inc.
4333 Amon Carter Blvd.
Fort Worth, TX   76155
Attn:  Corporate Secretary
Telephone:  817-963-1234

Legal Agent:                                                      CT Corporation

Trustee:                                           Wachovia Bank National Association

Trustee(s) Address:                                                      Wachovia Bank National Association
Attn:  Executive Services
One West Fourth Street
Winston-Salem, NC  27150

Funding Arrangement:                                                      Company Liability for Non Funded Accrued Benefits
Trusts for Funded Accrued Benefits

Plan Year:                                                      January 1 to December 31

AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2005.

American Airlines, Inc.

By:

Its: